Exhibit 1.1

SABRE GLBL INC.

5.375% Senior Secured Notes due 2023

Purchase Agreement

April 1, 2015

Goldman, Sachs & Co.,

as representative of the several Purchasers

named in Schedule I hereto,

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Sabre GLBL Inc., a Delaware corporation (the “Company”), an indirect, wholly-owned subsidiary of Sabre Corporation, a Delaware corporation (the “Parent”), proposes, subject to the terms and conditions stated herein (this “Agreement”), to issue and sell to the purchasers named in Schedule I hereto (the “Purchasers”), an aggregate of $530,000,000 principal amount of its 5.375% Senior Secured Notes due 2023 (the “Securities”). The Securities will be issued pursuant to that certain indenture, to be dated on or about April 14, 2015 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The Company’s obligations under the Securities will be irrevocably and unconditionally guaranteed (the “Guarantees”) as to the payment of principal, premium, interest and special interest, if any, on a senior secured basis, jointly and severally, initially by Sabre Holdings Corporation, a Delaware corporation (“Holdings”) and each of the subsidiary guarantors listed on the signature pages hereto (the “Guarantors”).

The obligations of the Company and the Guarantors under the Securities and the Guarantees will be secured by liens on substantially all of their assets other than certain excluded assets described in the Pricing Disclosure Package (the “Collateral”), pursuant to (i) a pledge and security agreement, dated as of the Time of Delivery (as defined below) (the “Security Agreement”), by and among the Company, the Guarantors and the Collateral Agent, (ii) a patent security agreement, a trademark security agreement and a copyright security agreement (if applicable) each dated as of the Time of Delivery (the “IP Security Agreements”), each of which will be entered into among the Company, certain of the Guarantors and the Collateral Agent, (iii) certain other documents relating to the Collateral and (iv) an intercreditor agreement, dated as of May 9, 2012 (as supplemented by (a) the Additional Senior Class Debt Joinder Agreement No. 1, dated as of the Time of Delivery, by the Additional First-Lien Collateral Agent, the Authorized Representative (each as defined therein), and acknowledged by the Company, Holdings and the other Grantors (as defined therein) and (b) the Assumption Agreement to the First-Lien Intercreditor Agreement dated as of the Time of Delivery by PRISM Group, Inc. and PRISM Technologies, LLC, the “Intercreditor Agreement”), by and among the Company, the

Guarantors, certain other parties, the Trustee and the Administrative Agent under the Company’s Amended and Restated Credit Agreement, dated as of February 19, 2013 and as amended on September 30, 2013 and February 20, 2014 (the “Amended Credit Agreement”) among the Company, Holdings, the Guarantors, certain other subsidiaries of the Company party thereto, and Bank of America, N.A., as administrative agent (the foregoing, collectively, the “Collateral Documents”).

This Agreement, the Securities, the Guarantees, the Indenture and the Collateral Documents are collectively referred to herein as the “Documents.”

1.	The Company and each Guarantor, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

(a)	A preliminary offering circular, dated March 27, 2015 (the “Preliminary Offering Circular”) and an offering circular, dated April 1, 2015 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 6(f)) furnished by the Company prior to the completion of the distribution of the Securities. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b)

For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 7(a)(i)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document and any materials or information provided to investors in connection with the marketing of the offering of the Securities, including any road show or investor presentations (whether in person or electronically), as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(c)	Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, financial position, equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular;

(d)	The Company, the Guarantors and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as (i) are described in the Pricing Circular; (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors and their respective subsidiaries; (iii) secure the Company’s outstanding $480,000,000 in aggregate principal amount of 8.500% Senior Secured Notes due 2019 and related guarantees (and will secure the Securities); or (iv) secure the Company’s Amended Credit Agreement; and any real property and buildings held under lease by the Company, the Guarantors and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantors and their respective subsidiaries;

(e)

The Company and each Guarantor have been duly incorporated, formed or organized, as applicable, and each is validly existing as a corporation or other entity in good standing (or the local equivalent) under the laws of the jurisdiction in which it was incorporated, formed or organized, as applicable, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (or the local equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing (or the local equivalent) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(f)	The Company has an authorized and outstanding capitalization as set forth in the Pricing Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company that are owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Pricing Circular;

(g)	This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor;

(h)	The Securities are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Time of Delivery, will have been duly executed and delivered by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and will be entitled to the benefits provided by the Indenture;

(i)	The Guarantees have been duly authorized by each Guarantor and, at the Time of Delivery, will have been duly executed and delivered by each Guarantor and, assuming that the Securities have theretofore been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and will be entitled to the benefits provided by the Indenture;

(j)

The Indenture has been duly authorized by the Company and each Guarantor and, at or prior to the Time of Delivery, will have been duly executed and delivered by the Company and each Guarantor, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity);

(k)	Each of the Collateral Documents has been duly authorized by the Company and each Guarantor and, at or prior to the Time of Delivery, will have been duly executed and delivered by the Company and each Guarantor, and will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity) and will create valid security interests in the Collateral;

(l)	Upon the filing of Uniform Commercial Code (“UCC”) financing statements in the filing offices identified in the Security Agreement, the security interests of the Trustee in all Collateral (as defined in the Pricing Circular and the Offering Circular) that can be perfected by the filing of a UCC-1 financing statement under the UCC as in effect in any jurisdiction will constitute a valid and perfected first-priority security in all such Collateral, securing the obligations of the Company and the Guarantors with respect to the Securities and the Guarantees. To the extent that perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the IP Security Agreements with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, the security interests granted to the Trustee in the property specifically identified in the schedules to the IP Security Agreements will constitute valid, perfected, first-priority security interests in such property. The filing of all necessary UCC-1 financing statements in the proper filing offices, the filing of the IP Security Agreements in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and other filings and actions contemplated by the Security Agreement and the IP Security Agreements, and all other filings and other actions necessary or desirable to perfect the security interest in the Collateral (except, in the case of Collateral consisting of Intellectual Property, only such Collateral that is a United States registered patent, trademark or copyright or application therefor), will have been duly made or taken and will be in full force and effect. As of the Time of Delivery, the Trustee (or the Administrative Agent, as bailee of the Trustee for purposes of perfecting its security interest in the Collateral) shall have possession and control of all Collateral for which the Collateral Documents require such possession or control as of the Time of Delivery;

(m)

None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the United States Securities Exchange Act of

1934, as amended (the “Exchange Act”), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(n)	Prior to the date hereof, none of the Company, the Guarantors or any of their respective affiliates has taken any action which is designed to or which has constituted or which would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor in connection with the offering of the Securities;

(o)	The issue and sale of the Securities and the Guarantees, the compliance by the Company and each Guarantor with all of the provisions of the Documents and the consummation of the transactions herein and therein contemplated, including the use of net proceeds from the sale of the Securities, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or equivalent organizational or governing documents of the Company or any of the Guarantors or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, a Guarantor or any of their respective subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect or (B) have a material adverse effect on the ability of the Company and the Guarantors to consummate the transactions, including the use of net proceeds from the sale of the Securities, contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the Guarantees or the consummation by the Company and the Guarantors of the transactions, including the use of net proceeds from the sale of the Securities, contemplated by the Documents, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and the filing of UCC-1 financing statements or equivalent filings and any other filing or recording necessary to perfect the interest in the Collateral granted by the Company and the Guarantors pursuant to the Collateral Documents;

(p)	Neither the Company nor any of the Guarantors is in violation of its Certificate of Incorporation or By-laws or similar organizational or governing documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(q)	The statements set forth in the Pricing Circular and the Offering Circular under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption “Plan of Distribution,” insofar as they purport to summarize certain provisions of this Agreement, are accurate in all material respects;

(r)	Other than as set forth in the Pricing Circular, there are no legal or governmental proceedings pending to which the Company, the Guarantors or any of their respective subsidiaries is a party or of which any property of the Company, the Guarantors or any of their respective subsidiaries is the subject which, if determined adversely to the Company, the Guarantors or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s and each Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the United States Securities Act of 1933, as amended (the “Act”)) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(t)	Neither the Company nor any of the Guarantors is, and after giving effect to the offering and sale of the Securities and the Guarantees and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)	None of the Company, the Guarantors nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(v)

Within the preceding six months none of the Company, the Guarantors nor any other person acting on behalf of the Company or the Guarantors has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than the Securities offered or sold to the Purchasers hereunder. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company or the Guarantors, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(w)	The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Act;

(x)	No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s and each Guarantor’s knowledge, is threatened or imminent except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(y)	Except as set forth in the Pricing Circular or would not result in a Material Adverse Effect, (i) the Company and each of its subsidiaries own, possess or otherwise have the right to use sufficient intellectual property rights, including, without limitation, trademarks, service marks, trade names, patent rights, copyrights, trade secrets and all other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their business as now conducted and (ii) neither the Company nor any of its subsidiaries has received any written notice of infringements or conflict with asserted Intellectual Property Rights of others in the past two years;

(z)	The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate U.S. federal, state or foreign regulatory agencies or bodies necessary to conduct their respective businesses in the manner described in the Pricing Circular and the Offering Circular, except where failure to have such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(aa)	Except as set forth or contemplated in the Pricing Circular, (i) the Company and each of its subsidiaries have filed all necessary U.S. federal, state and foreign income and franchise tax returns that are required to be filed through the date of this Agreement or have properly requested extensions thereof, and have paid or reserved for all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to file such tax returns or pay or reserve for such taxes, assessments, fines and penalties individually or in the aggregate would not result in a Material Adverse Effect and (ii) the Company has made adequate charges, accruals and reserves in its consolidated financial statements contained in the Pricing Circular in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liabilities of the Company or any of its subsidiaries has not been finally determined, except where the failure to make such charges, accruals and reserves, individually or in the aggregate, would not result in a Material Adverse Effect;

(bb)	The Company and each of its subsidiaries are insured by recognized and financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses, including, without limitation, policies covering real and personal property owned, leased or operated by them against theft, damage, destruction, acts of vandalism and earthquakes, except where the failure to be so insured, individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect;

(cc)

Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any applicable U.S. federal, state, local or foreign law (including common law), regulation, rule, requirement, decision or order relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport handling, or exposure to, of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitations, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries as such business is currently conducted under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action against the Company or any of its subsidiaries filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice received by the Company or any of its subsidiaries from any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”) pending or, to the knowledge of the Company or any of the Guarantors, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company or any of the Guarantors, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law that could give rise to liability of the Company or any of its subsidiaries, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law;

(dd)

The Company and each of its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Guarantors or their respective ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any Guarantor, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Guarantor is a member. No “reportable event” (as defined under ERISA), other than a reportable event for which notice has been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Guarantors or any of their respective ERISA Affiliates. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor the Guarantors nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; or (ii) Sections 412, 4971, 4975 or 4980B of the Code. With respect to each “employee benefit plan” subject to Title IV of

ERISA, there has been no failure to satisfy the minimum funding standard of Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) and no failure to make by its due date a required installment under Section 430(j) of the Code with respect to any “employee benefit plan” or the failure to make any required contribution to a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA (“Multiemployer Plan”). The aggregate amount of the underfunding under all “employee benefit plans,” as disclosed in the actuarial valuation report as of December 31, 2014, was approximately $90.1 million. Each “employee benefit plan” established or maintained by the Company, the Guarantors or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(ee)	Except as provided pursuant to any indebtedness of the Company described under the caption “Description of Other Indebtedness” and except as described in the Pricing Circular and the Offering Circular, as of the Time of Delivery, no subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(ff)	Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(gg)

Neither the Company, the Guarantors nor any of their respective subsidiaries or controlled affiliates, nor, to the knowledge of the Company and the Guarantors, any of their respective directors, officers, employees, non-controlled affiliates, agents or other persons associated with or acting on behalf of the Company, the Guarantors or any of their respective subsidiaries, has (i) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (v) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, the Guarantors and their respective subsidiaries have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws and with the representation and warranty contained herein;

(hh)	The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Company, the Guarantors and their respective subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company, the Guarantors or any of their respective subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ii)

Neither the Company, the Guarantors nor any of their respective subsidiaries or affiliates, nor any of their respective directors or officers, nor to the knowledge of the Company and the Guarantors, any of the employees of the Company or the Guarantors is, or is controlled by an entity that is, (i) a person or entity with whom dealings are currently prohibited under any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealing with that country or territory (currently Cuba, Iran, North Korea, Sudan and Syria) and the Company and the Guarantors have not and will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available funds to any subsidiary, joint venture partner or other person or entity (x) to fund any activities of or business with any person with whom, or in any country or territory with which, at the time of such funding, dealing are prohibited under Sanctions or (y) in any other manner, in each case as would, result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. To the best knowledge and belief of the Company and the Guarantors, the Company, the Guarantors and their respective subsidiaries are in compliance with all applicable Sanctions, except such failure to comply as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect Sanctions is pending or, to the best knowledge and belief of the Company, threatened; and

(jj)	The Company and each Guarantor are, and immediately after the Time of Delivery will be, Solvent (as defined below). As used herein, the term “Solvent” means, with respect to each of the Company and the Guarantors on a particular date, that on such date: (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities); (ii) the present value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured; and (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature; provided, that for purposes of this definition, any intercompany indebtedness will be disregarded.

2.	The Parent, the Company and each Guarantor, jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

(a)	The Parent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it was incorporated, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (or the local equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing (or the local equivalent) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)	This Agreement has been duly authorized, executed and delivered by the Parent;

(c)

The Parent maintains a system of internal accounting controls that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law), including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonably intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Offering Circular is accurate to the extent required. Except as disclosed in the Pricing Circular, the Parent’s internal control over financial reporting is effective and the Parent is not aware of any material weaknesses in its internal control over financial reporting;

(d)	Except as disclosed in the Pricing Circular, since the date of the latest audited financial statements included in the Pricing Circular, there has been no change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s internal control over financial reporting;

(e)	The Parent maintains disclosure controls and procedures designed to ensure that material information relating to the Parent and its subsidiaries is made known to the Parent’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(f)	Ernst & Young LLP (“E&Y”), which has audited certain financial statements of the Parent and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(g)	Since the date of the most recent balance sheet of the Parent included in the Pricing Circular, (i) the Parent has not been advised of or become aware of (A) any material weaknesses or significant deficiencies (both within the meaning of Rule 1-02 of Regulation S-X under the Act) in the design or operation of internal controls, that could adversely affect the ability of the Parent or any of its subsidiaries to record, process, summarize and report financial data or any other material weaknesses or significant deficiencies in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Parent and each of its subsidiaries; and (ii) there have been no changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to material weaknesses and significant deficiencies; and

(h)	The historical financial statements included in the Pricing Circular present fairly in all material respects the consolidated financial position of the Parent and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such historical financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved.

3.	Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.625% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

4.	Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

(a)	It will offer and sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

(b)	It is an “accredited investor” within the meaning of Rule 501 under the Act; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

5.	(a)

The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Latham & Watkins LLP at 885 Third Avenue, New York, NY 10022 (the “Closing Location”). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on April 14, 2015 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(a)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 9(j) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 9:30 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6.	The Company and each Guarantor, jointly and severally, agrees with each of the Purchasers:

(a)	To prepare the Offering Circular in a form reasonably approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	To furnish the Purchasers with written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without your prior written consent;

(e)	Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to cause Sabre Holdings (or another entity of which the Company is a consolidated subsidiary) to furnish at such entity’s expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)	During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them; and

(h)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds.”

7.	(a)

The Company and each Guarantor, jointly and severally, represents and agrees that, without the prior consent of Goldman, Sachs & Co., neither the Company nor any Guarantor has made or will make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”).

(b)	Each Purchaser represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets) is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”).

(c)	Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II(b) hereto;

8.

The Company and each Guarantor, jointly and severally, covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and reproduction of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Collateral Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys, not to exceed $12,500; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Collateral Documents (vii) the filing fees and expenses associated with the assignment, creation and perfection of security interests, including, without limitation, pursuant to the Collateral Documents and the related UCC-1 financing statements, (viii) the fees and expenses of Latham & Watkins LLP, local counsel and foreign counsel fees and expenses incurred in connection with the creation and negotiation of the security agreements, Collateral Documents (including the Intercreditor Agreement) and the related UCC-1 financing statements, (ix) expenses incurred by the several Purchasers associated with one or more road shows to market the Securities and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

9.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Latham & Watkins LLP, co-counsel for the Purchasers, shall have furnished to the Purchasers their written opinion and Ropes & Gray LLP, co-counsel for the Purchasers, shall have furnished to the Purchasers their negative assurance letter, in each case, dated as of the Time of Delivery, in each case in form and substance reasonably satisfactory to the Purchasers, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion, dated as of the Time of Delivery, and their negative assurance letter, dated as of the Time of Delivery, in each case in form and substance reasonably satisfactory to the Purchasers;

(c)	Rachel Gonzalez, Executive Vice President and General Counsel of the Parent, shall have furnished to you her opinion concerning certain matters pertaining to the certain of the Guarantors, dated as of the Time of Delivery, in form and substance reasonably satisfactory to the Purchasers;

(d)	On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, E&Y shall have furnished to you a customary “cold comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)	On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, the Company shall have furnished to you a letter of the chief financial officer of the Parent, certifying certain data presented in the Offering Circular and not included in the “cold comfort” letter furnished by E&Y, dated the respective dates of delivery thereof, in form and substance satisfactory to you.

(f)	(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(g)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)

On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(i)	The Trustee shall have received and the Purchasers shall have received a copy at the Time of Delivery of:

(i)	appropriately completed copies, which have been duly authorized for filing by the appropriate person, of UCC-1 financing statements or equivalent filings naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in any Collateral held by the Company or the Guarantors;

(ii)	appropriately completed copies, which have been duly authorized for filing by the appropriate person of UCC-3 termination statements or equivalent filings, if any, necessary to terminate all previously filed UCC-1 financing statements (other than those filed with respect to Permitted Liens, as defined in the Pricing Circular and the Offering Circular under the caption “Description of Notes”) with respect to the lien of any person in any Collateral held by the Company or the Guarantors;

(iii)	certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Collateral Agent, dated a date reasonably near to the Time of Delivery, listing all effective financing statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such UCC-1 financing statements (none of which shall cover any collateral described in any Collateral Document, other than such financing statements that evidence Permitted Liens); and

(iv)	such other approvals, opinions, or documents with respect to any Collateral held by the Company or any of the Guarantors as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent;

(j)

The Collateral Agent and its counsel shall be satisfied that (A) the liens granted in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), in the Collateral are of the priority described in the Pricing Circular and the Offering Circular; and (B) no lien exists on any of the Collateral other than the liens created in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), and the

Administrative Agent, for the benefit of the lenders under the Amended Credit Agreement, pursuant to a Collateral Document, in each case subject to the Permitted Liens; and

(k)	The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

10.	(a)

The Company and each Guarantor, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Securities, including any road show presentation or investor presentations made to investors, Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company nor any Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b)

Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d)

If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)

The obligations of the Company and the Guarantors under this Section 10 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 10 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors and to each person, if any, who controls the Company and the Guarantors within the meaning of the Act.

11.	(a)

If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

12.	The respective indemnities, agreements, representations, warranties and other statements of the Parent, the Company and the Guarantors and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Parent, the Company and the Guarantors, or any officer or director or controlling person of the Parent, the Company and the Guarantors, and shall survive delivery of and payment for the Securities.

13.	If this Agreement shall be terminated pursuant to Section 11 hereof, none of the Parent, the Company or the Guarantors shall then be under any liability to any Purchaser except, in the case of the Company and the Guarantors, as provided in Sections 8 and 10 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantors will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Guarantors shall then be under any further liability to any Purchaser except as provided in Sections 8 and 10 hereof.

14.	In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representative of the Purchasers at Goldman, Sachs & Co., at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Parent, the Company and the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Parent, the Company and the Guarantors set forth in the Offering Circular, Attention: Corporate Secretary; provided, however, that any notice to a Purchaser pursuant to Section 11 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to identify their respective clients.

15.

This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Parent, the Company and the Guarantors and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Parent, the Company and the Guarantors and each person who controls the Parent, the Company and the Guarantors or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

16.	Time shall be of the essence of this Agreement.

17.	The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company and the Guarantors, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and the Guarantors agree that they will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the Guarantors, in connection with such transaction or the process leading thereto.

18.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Parent, the Company and the Guarantors and the Purchasers, or any of them, with respect to the subject matter hereof.

19.	THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.	The Parent, the Company and the Guarantors and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22.	Notwithstanding anything herein to the contrary, the Parent, the Company and the Guarantors (and the Parent’s, the Company’s and the Guarantors’ employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Parent, the Company and the Guarantors relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

[Remainder of page intentionally blank.]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Parent, the Company and the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Parent, the Company and the Guarantors for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Sabre GLBL Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

Sabre Holdings Corporation

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

GetThere Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

GetThere L.P.

By:	GetThere Inc., its General Partner

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

lastminute.com LLC

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

Signature Page to Purchase Agreement

lastminute.com Holdings, Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

PRISM Group, Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

PRISM Technologies, LLC

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

Sabre International Newco, Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

Sabre Investments, Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

SabreMark G.P., LLC

By:	/s/ Steven W. Milton
Name:	Steven W. Milton
Title:	Corporate Secretary

Signature Page to Purchase Agreement

SabreMark Limited Partnership

By:	SabreMark G.P., LLC, its General Partner

By:	/s/ Steven W. Milton
Name:	Steven W. Milton
Title:	Corporate Secretary

Site59.com, LLC

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

SST Finance, Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

SST Holding, Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

TVL HOLDINGS I, LLC

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

TVL HOLDINGS, INC.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

Signature Page to Purchase Agreement

TVL LLC

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

TVL LP

By:	TVL LLC, its General Partner

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

TVL Common, Inc.

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Treasurer

Sabre Corporation solely for the purposes of Sections 2, 12, 13, 15, 18, 19, 20, 21 and 22 hereof

By:	/s/ Christopher M. Nester
Name:	Christopher M. Nester
Title:	Senior Vice President and Treasurer

Signature Page to Purchase Agreement

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Michael Hickey
Name: Michael Hickey
Title: Managing Director

On behalf of each of the Purchasers

Signature Page to Purchase Agreement

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co	$188,150,000
Morgan Stanley & Co. LLC	119,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	74,200,000
Deutsche Bank Securities Inc.	74,200,000
Natixis Securities Americas LLC	21,200,000
Mizuho Securities USA Inc.	21,200,000
TPG Capital BD, LLC.	15,900,000
LionTree Advisors LLC	15,900,000

Total	$530,000,000

SCHEDULE II

(a)	Additional Documents Incorporated by Reference: None.

(b)	Approved Supplemental Disclosure Documents: None.

SCHEDULE III

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$530,000,000

Sabre GLBL Inc.

5.375% Senior Secured Notes due 2023

April 1, 2015

This Pricing Supplement should be read together with the Preliminary Offering Circular, dated March 27, 2015, relating to the notes (the “Preliminary Offering Circular”). The information in this Pricing Supplement supplements the Preliminary Offering Circular, supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular, and is otherwise qualified in its entirety by reference to the Preliminary Offering Circular.

Issuer:	Sabre GLBL Inc.

Ratings:	[Reserved]

Securities:	5.375% Senior Secured Notes due 2023

Maturity:	April 15, 2023

Interest Payment Dates:	April 15 and October 15, beginning October 15, 2015

Record Dates:	April 1 and October 1

Principal Amount:	$530,000,000

Gross Proceeds:	$530,000,000

Coupon:	5.375%

Equity Clawback:	Prior to April 15, 2018 may redeem up to 40.00% at 105.375%

Spread to Benchmark Treasury:	+362 basis points

Benchmark Treasury:	1.750% UST due May 15, 2023

Optional Redemption:

Prior to April 15, 2018, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “makewhole” premium, as described under “Description of Notes—Optional Redemption.”

Prior to April 15, 2018, but not more than once in any twelve-month period, up to 10% of the original aggregate principal amount of the notes at 103.000%, plus accrued and unpaid interest

On or after April 15, 2018 as indicated below:

April 15, 2018                    104.031%

April 15, 2019                    102.688%

April 15, 2020                    101.344%

April 15, 2021                    100.000%

and thereafter

Trade Date:	April 1, 2015

Settlement:	April 14, 2015 (T+8 business days). It is expected that delivery of the notes will be made against payment therefor on or about April 14, 2015, which will be the eighth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+8”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to their date of delivery may be required, by virtue of the fact that the notes initially will settle in T+8, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to their date of delivery should consult their own advisor.

Distribution:	144A and Regulation S

CUSIP / ISIN:	144A Note: CUSIP: 78573N AA0 ISIN: US78573NAA00 Regulation S Note: CUSIP: U86043 AA1 ISIN: USU86043AA17

Joint Book-Running Managers:

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Deutsche Bank Securities Inc.

Natixis Securities Americas LLC

Mizuho Securities USA Inc.

TPG Capital BD, LLC

LionTree Advisors LLC

Changes from Preliminary Offering Circular:	The reference to “after September 30, 2014” in clause (3) of the first paragraph under the heading “Description of Notes—Certain Covenants—Limitation on Restricted Payments” in the Preliminary Offering Memorandum is changed to “on or after January 1, 2015”.

The notes have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act. Accordingly, the notes are being offered and sold only (a) to “qualified institutional buyers” (as defined in Rule 144A under the Act) and (b) outside the United States to non-U.S. persons in compliance with Regulation S under the Act. For details about eligible offers, deemed representations and agreements by investors and transfer restrictions, see “Notice to Investors” in the Preliminary Offering Circular.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the offering circular for a complete description. This communication is being distributed in the United States solely to “qualified institutional buyers,” as defined in Rule 144A under the Act, and outside the United States solely to non-U.S. persons as defined under Regulation S. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimers or notices that may appear on this communication below the text of this legend are not applicable to this communication and should be disregarded. Such disclaimers or notices may have been electronically generated as a result of this communication being sent via, or posted on, Bloomberg or another electronic mail or communication system.

A copy of the offering circular for the offering can be obtained from your Goldman, Sachs & Co. sales person or Goldman, Sachs & Co., 200 West Street, New York, NY 10282-2198 Attention: Prospectus Department (1-866-471-2526).